Filed Pursuant to Rule 424(b)(5)

Registration No. 333-275059

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 30, 2023)

Nxu, Inc.

Up to $14,726,892

Shares of

Class A Common Stock

We have entered into a At-The-Market Offering Agreement for an at-the-market offering (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) as sales agent, dated as of November 24, 2023, relating to shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $14,726,892 from time to time through Wainwright acting as sales agent or principal. The offering of shares of our Class A common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Class A common stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or any other existing trading market in the United States for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on a method of distribution other than sales of shares of our Class A common stock on or through the Nasdaq Capital Market or another existing U.S. trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright is not required to sell any specific number or dollar amount of Class A common stock, but as instructed by us will make all sales using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms and conditions of the Sales Agreement on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”

Wainwright will be entitled to cash compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. See “Plan of Distribution” for additional information regarding compensation to be paid to Wainwright. In connection with the sale of the Class A common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”). We have also agreed to reimburse certain expenses of Wainwright in connection with the offering as further described in the “Plan of Distribution”.

Our Class A common stock is listed on Nasdaq under the symbol “NXU.” On November 22, 2023, the last reported sales price of our Class A common stock as reported on Nasdaq was $0.0238 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and as such, are subject to reduced public company disclosure standards for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

As of November 24, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $44.2 million, which was calculated based on 221,124,518 shares of outstanding Class A common stock held by non-affiliates as of November 24, 2023, at a price per share of $0.1998, which was the closing price of our Class A common stock on Nasdaq on September 28, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus supplement in a public primary offering with an aggregate market value exceeding more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our outstanding Class A common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. See the section entitled “Risk Factors” beginning on page S-8 and in other documents and information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You also should read the information included throughout this prospectus for information on our business and our financial statements, including information related to our predecessor.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

Prospectus Supplement dated November 24, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We have not, and Wainwright has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-275059) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC on October 17, 2023, and declared effective on October 30, 2023. Under the shelf registration statement, of which this offering is a part, we may, from time to time, sell up to an aggregate of $75.0 million of our Class A common stock, preferred stock, debt securities, warrants, rights and units.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Class A common stock by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will supersede and govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and Wainwright has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our Class A common stock offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “Nxu,” the “Company,” “we,” “our” or “us” refer to Nxu, Inc., a Delaware corporation, and, immediately prior to the reorganization merger, to its predecessor, Atlis Motor Vehicles Inc., a Delaware corporation, either individually or together with its consolidated subsidiaries, as the context requires.

S-1

MARKET AND INDUSTRY DATA

Market and industry data and forecasts used in this prospectus supplement have been obtained from independent industry sources as well as from research reports prepared for other purposes. We are responsible for all of the disclosure in this prospectus supplement, and although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.

S-2

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all of the information that is important to you in making an investment decision. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference therein, including the information under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements contained herein or otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Nxu is a U.S.-based technology company manufacturing innovative battery cells and battery packs for use in advanced energy storage systems, megawatt charging stations, and mobility products. We believe that widespread adoption of electric vehicles (“EVs”) by the commercial and industrial markets requires high performing battery and pack solutions that can effectively compete with legacy diesel-based products. Nxu designs, engineers, and plans to build proprietary lithium-ion (“Li-ion”) battery cells and packs, 1 megawatt plus charging stations, energy storage solutions and a suite of software and services designed to allow an easy transition from diesel to electric for our target segment.

Our battery technology is expected to offer considerable advantages in battery capacity, charging rate, safety, and lifespan while keeping costs low. We are confident that these advantages will be highly beneficial to Original Equipment Manufacturers (“OEMs”) in the automotive and medium to heavy duty equipment segments as it would encourage customers to transition to electrification. We are designing our Li-ion batteries to fully charge in about 15 minutes or less, thereby allowing for a more competitive EV experience to match fossil fuel vehicles, something that current EVs using conventional batteries are unable to achieve. We believe Nxu technology may be used to power medium and super-duty pick-up trucks, last mile delivery vehicles, garbage trucks, cement trucks, vans, RVs, box trucks, light to heavy-duty equipment and more. In addition, our batteries could be used for commercial and residential energy storage devices.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2022, as amended;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.235 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

S-4

October 2023 Financing

On October 23, 2023, we consummated a public offering of an aggregate of 86,000,000 shares of our Class A common stock through Maxim Group LLC, as the exclusive placement agent.

Proposed Reverse Stock Split

To regain compliance with Nasdaq’s minimum bid price requirement, on November 2, 2023, our board of directors (“Board”) approved, and recommended that our stockholders approve, an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Class A common stock and Class B common stock, by a ratio of any whole number in the range of 1-for-50 to 1-for-500, with such ratio to be determined at the discretion of the Board and with such action to be effected at such time and date as determined by the Board (the “Reverse Stock Split”). Also on November 2, 2023, the holders of a majority of the voting power of our issued and outstanding capital stock approved the Reverse Stock Split by means of an action taken by written consent (the “Written Consent”). On November 17, 2023, we filed a preliminary information statement on Schedule 14C to inform our stockholders of record as of November 2, 2023 of the Written Consent.  The Written Consent will become effective no earlier than the 20th calendar day after the date on which the definitive information statement on Schedule 14C has been provided to our stockholders of record as of November 2, 2023.

Corporate Information

We were originally incorporated under the laws of the State of Delaware on November 9, 2016 under the name “Atlis Motor Vehicles Inc.” In connection with our reorganization merger, Nxu was incorporated under the laws of the State of Delaware on March 10, 2023. Our principal executive offices are located at 1828 North Higley Road, Mesa, AZ 85205. Our website address is www.nxu.com. The information provided on or accessible through our website (or any other website referred to in the registration statement, of which this prospectus supplement or the accompanying prospectus forms a part, or the documents incorporated by reference herein) is not part of the registration statement, of which this prospectus supplement or the accompanying prospectus forms a part forms a part, and is not incorporated by reference as part of the registration statement, of which this prospectus supplement or the accompanying prospectus forms a part.

S-5

THE OFFERING

Issuer	Nxu, Inc., a Delaware corporation

Class A Common Stock Offered	Shares of our Class A common stock having an aggregate offering price of up to $14,726,892

Class A Common Stock Outstanding After this Offering

Up to 750,284,281 shares, assuming the sale of up to 531,656,750 shares of our Class A common stock at a price of $0.0277 per share, which was the closing price of our Class A common stock on Nasdaq on November 14, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering

“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time on Nasdaq or other market for out Class A common stock in the United States through Wainwright. Wainwright will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations, on mutually agreeable terms between Wainwright. See “Plan of Distribution” on page S-17 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering primarily for general corporate purposes, which may include, but is not limited to, operating expenses, working capital, and the continued development and deployment of our charging products. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our product development, market conditions, and our ability to secure supply of goods and services for both equipment and raw material. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus supplement for more information.

Dividend Policy	We have never declared or paid any cash dividends on our Class A common stock, and we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future. It is presently intended that we will retain our earnings for future operations and expansion.

Risk Factors	See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Market Symbol	Our shares of Class A common stock are listed on Nasdaq under the symbol “NXU.”

The above discussion is based on 218,627,531 shares of our Class A common stock outstanding as of November 1, 2023 and excludes, as of that date, the following: (a) 38,831,637 shares of Class A common stock issuable upon the exercise of options outstanding prior to this offering at a weighted average exercise price equal to approximately $7.00 per share; (b) up to an aggregate of 5,714,286 shares of Class A common stock issuable upon the conversion of our outstanding convertible notes (assuming conversion at a conversion price equal to the floor price of $0.035); and (c) up to an aggregate of 39,465,764 shares of Class A common stock issuable upon the exercise of our outstanding warrants at a weighted average exercise price equal to approximately $0.67 per share.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated by reference into this prospectus supplement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this prospectus supplement, regarding Nxu’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nxu disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement. Nxu cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nxu, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

In addition, Nxu cautions you that the forward-looking statements regarding Nxu, which are contained in this prospectus supplement, are subject to the following factors:

•	suspension of trades or delisting of our Class A common stock by Nasdaq;

•	U.S. and global economic conditions and political and economic developments;

•	economic and competitive conditions;

•	the availability of capital resources;

•	capital expenditures and other contractual obligations;

•	inflation rates;

•	the availability of goods and services;

•	legislative, regulatory or policy changes;

•	cyber-attacks; and

•	the securities or capital markets and related risks such as general credit, liquidity, market and interest-rate risks.

Should one or more of the risks or uncertainties described in this prospectus supplement occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” herein and in Nxu’s periodic filings with the SEC. Nxu’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

S-7

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should consider the risks, uncertainties and assumptions described below as well as under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as subsequently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q we file after the date of this prospectus supplement, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q we file after the date of this prospectus supplement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

RISKS RELATED TO THIS OFFERING, OUR CAPITAL STRUCTURE AND OWNERSHIP OF OUR CLASS A COMMON STOCK

Our Class A common stock may be delisted from Nasdaq if we do not maintain compliance with Nasdaq’s continued listing requirements. If our Class A common stock is delisted, it could negatively impact the Company.

Continued listing of a security on Nasdaq is conditioned upon compliance with various continued listing standards. On April 11, 2023, we received a notice from Nasdaq stating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. On August 29, 2023, we received a notice from Nasdaq stating that the Company’s reported stockholders’ equity no longer meets the minimum stockholders’ equity of $2,500,000 required for continued listing of the Company’s Class A common stock on Nasdaq under Nasdaq Listing Rule 5550(b)(1). On October 10, 2023, we received a notice from Nasdaq stating that we did not regain compliance with the minimum bid price requirement within the 180-day period provided and are not eligible for a second 180-day period because we do not comply with the $5 million initial listing requirement for Nasdaq. As a result, Nasdaq determined that, unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), our Class A common stock would be suspended. We timely requested a hearing, and on October 17, 2023, we received formal notice from Nasdaq that such hearing is scheduled to be held on December 14, 2023. The delisting action has been stayed, pending a final written decision by the Panel. At the hearing, the Company will present a plan to the Panel that includes a discussion of the events that it believes will enable it to regain compliance. In particular, in order to regain compliance with Nasdaq’s minimum bid price requirement, the Board and the Company’s stockholders approved an amendment to our Certificate of Incorporation to effect the Reverse Stock Split. See “Prospectus Supplement Summary – Proposed Reverse Stock Split” for more information. However, even if there is a positive effect on the market price for the Class A common stock immediately following the Reverse Stock Split, performance of the Company’s business and financial results, general economic conditions and the market perception of the Company’s business, and other adverse factors which may not be in the Company’s control, could lead to a decrease in the price of the Class A common stock following the Reverse Stock Split.

No assurances can be provided that Nasdaq will overturn the delisting determination, even if we regain compliance with the minimum bid price requirement within the appeal period. If the Company’s Class A common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s Class A common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s Class A common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

You may incur substantial and immediate dilution of the price you pay for your shares of Class A common stock and may experience additional dilution of your investment in the future.

The shares sold in this offering, if any, will be sold from time to time at various prices. The price of our shares of Class A common stock may be substantially higher than the net tangible book value per share of the outstanding Class A common stock issued after this offering and you may suffer immediate and substantial dilution. The conversion of outstanding convertible notes and the exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of Class A common stock in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of Class A common stock or securities convertible into or exchangeable for Class A common stock, including under the Share Purchase Agreement with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of June 25, 2021 and amended on September 19, 2023, pursuant to which we may issue and sell up to a number of shares of Class A common stock having an aggregate value of $300,000,000 in our sole discretion. These future issuances of equity or equity-linked securities, together with the conversion of outstanding convertible notes and the exercise of outstanding stock options and warrants, will likely result in further dilution to investors.

S-8

The Class A common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares of Class A common stock we may issue under the Sales Agreement and the aggregate proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable laws, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold through Wainwright after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Wainwright in any applicable placement notice, and the demand for our common stock during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of common stock that will ultimately be issued by us under the Sales Agreement or aggregate proceeds to be raised in connection with those sales.

Our outstanding convertible notes and our outstanding warrants are convertible and exercisable into shares of our Class A common stock and when converted or exercised, the issuance of additional shares of Class A common stock may result in downward pressure on the trading price of our Class A common stock.

As of November 1, 2023, there was an aggregate of approximately $0.2 million of convertible notes outstanding, which are convertible into up to an aggregate of 5,714,286 shares of Class A common stock (assuming conversion at a conversion price equal to the floor price of $0.035). We believe that as holders convert their convertible notes into Class A common stock, they will immediately sell their shares of Class A common stock. The sale of such shares of Class A common stock may result in downward pressure on the trading price of our Class A common stock resulting in a lower stock price. Additionally, as of November 1, 2023, we have 39,465,764 outstanding warrants to purchase 39,465,764 shares of Class A common stock.

Management has ultimate discretion over the actual use of proceeds derived from this offering.

The net proceeds from this offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our stockholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board with respect to application and allocation of the net proceeds of this offering. Investors who purchase Shares will be entrusting their funds to our Board, upon whose judgment and discretion the investors must depend. The failure of our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our Class A common stock is delisted from Nasdaq and the price of our Class A common stock declines below $5.00 per share, our Class A common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on Nasdaq or on other securities exchange by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our Class A common stock is currently less than $5.00 per share. If our Class A common stock is delisted from Nasdaq and the price of our Class A common stock remains below $5.00 per share and our net tangible assets remain $5,000,000 or less, our Class A common stock would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

● must make a special written suitability determination for the purchaser;

● receive the purchaser’s written agreement to a transaction prior to sale;

● provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

● obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

S-9

As a result of these requirements, if our Class A common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

The dual class structure of our common stock has the effect of concentrating voting power with members of our management team, which will limit your ability to influence the outcome of important transactions, including a change in control.

Our Class B common stock has 10 votes per share, and our Class A common stock, which is the stock we are offering by means of this prospectus supplement, has one vote per share. Members of our management team together hold all of the issued and outstanding shares of our Class B common stock. Accordingly, as of November 1, 2023, the Company’s Chief Executive Officer, Mark Hanchett, and the Company’s President, Annie Pratt, together control approximately 62% of the voting power of our outstanding common stock prior to this offering.. Therefore, our management team, individually or together, will be able to significantly influence matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. This amount of control gives him substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of the remaining stockholders. These members of our management team, individually or together, may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our Company and might ultimately affect the market price of our Class A common stock. In addition, future issuances of our Class B common stock to Mark Hanchett, Annie Pratt or other members of our management team may be dilutive to holders of our Class A common stock.

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We cannot predict the impact our dual class structure may have on our stock price.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, because of our dual class structure, we will likely be excluded from certain indexes, and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock could be adversely affected.

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We do not anticipate dividends to be paid on our Class A common stock and you may lose the entire amount of your investment.

A dividend has never been declared or paid in cash on our Class A common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their Class A common stock. We cannot assure stockholders of a positive return on their investment when they sell their Class A common stock, nor can we assure that stockholders will not lose the entire amount of their investment. Any payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such a time as the Board may consider it relevant. If we do not pay dividends, our Class A common stock may be less valuable because a return on your investment will only occur if the Class A common stock price appreciates.

The market price of our Class A common stock has fluctuated, and may continue to fluctuate, significantly and you may lose all or part of your investment.

The market prices for securities of startup companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our Class A common stock has fluctuated, and may continue to fluctuate, significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our research and development efforts;

•	our ability to regain and maintain compliance with Nasdaq listing standards;

•	our failure to fully develop, scale manufacturing and commercialize our battery and charging technologies;

•	our failure to commercialize our XP Platform and XT pickup truck;

•	unanticipated serious safety concerns related to the use of our products;

•	adverse regulatory decisions;

•	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•	changes in laws or regulations applicable to the Li-ion battery or to the electric vehicle industry;

•	our dependence on third party suppliers;

•	announcements of the introduction of new products by our competitors;

•	market conditions in the Li-ion battery, charging infrastructure, energy storage solutions or to the electric vehicle industry;

•	announcements concerning product development results or intellectual property rights of others;

•	future issuances of our common stock or other securities;

•	the addition or departure of key personnel;

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•	actual or anticipated variations in quarterly operating results;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our failure to meet or exceed the estimates and projections of the investment community;

•	issuances of debt or equity securities;

•	trading volume of our common stock;

•	sales of our Class A common stock by us or our stockholders in the future;

•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	ineffectiveness of our internal controls;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events;

•	scarcity of raw materials necessary for battery production; and

•	other events or factors, many of which are beyond our control.

Further, price and volume fluctuations may result in volatility in the price of our Class A common stock, which could cause a decline in the value of our common stock. Price volatility of our Class A common stock might worsen if the trading volume of our shares is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Class A common stock.

A sale, or the perception of future sales, of a substantial number of shares of Class A common stock may cause the share prices to decline.

If you sell, or the market perceives that you intend to sell for various reasons, substantial amounts of our Class A common stock in the public market, including shares issued in connection with the exercise of outstanding options, the market price of our shares could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for the common stock of automotive companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

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USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $14,726,892 from time to time before deducting the sales commissions and estimated offering expenses payable by us under this prospectus supplement and accompanying prospectus. The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold, if any, and the market price at which they are sold and will be reduced by commissions and other expenses of this offering. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Wainwright as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds of this offering primarily for general corporate purposes, which may include, but is not limited to, operating expenses, working capital, and the continued development and deployment of our charging products. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our product development, market conditions, and our ability to secure supply of goods and services for both equipment and raw material.

We cannot specify with certainty the amount or particular uses of the net proceeds that we will receive from this offering. However, our business is particularly capital intensive, both with respect to our core business activities and potential acquisition opportunities. We may find it necessary or advisable to use the net proceeds for other purposes, and accordingly, we will have broad discretion in using these proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering. Pending the use of proceeds from this offering as described above, we may invest the net proceeds that we receive in this offering in short-term, investment grade, interest-bearing instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividend and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our Board has sole discretion whether to pay dividends. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

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DILUTION

If you invest in this offering, your interest will be diluted to the extent of the difference between the public offering price per share you pay and the net tangible book value per share of Class A common stock after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of Class A common stock.

Our historical net tangible book value attributable to shareholders on September 30, 2023 was $(4.3) million or approximately $(0.07) per share of Class A common stock. Net tangible book value per outstanding share represents the total assets less intangible assets and total liabilities, divided by the number of shares of Class A common stock outstanding.

The following table sets forth the difference between the assumed offering price of the Shares being offered by us, the net tangible book value per share before this offering after giving effect to the issuance of (i) 34,000,000 shares of Class A common stock to Global Yield LLC SCS and warrants to purchase 340,374 shares of Class A common stock to GEM Yield Bahamas Limited, on October 2, 2023, as commitment fee, pursuant to the Share Purchase Agreement, as amended by the Letter Agreement, and the Registration Rights Agreement, which warrants remain unexercised, (ii) 86,000,000 shares of Class A common stock on October 23, 2023 upon the closing of a public offering for net proceeds of approximately $2.5 million and (iii) 32,591,116 shares of Class A common stock upon conversion of our convertible notes from October 25, 2023 through November 2, 2023, and the net tangible book value per share after giving effect to this offering (assuming the sale of an aggregate of approximately $14.7 million of our Class A common stock at an assumed offering price of  $0.0277 per share, the last reported sale price of our Class A common stock on Nasdaq on November 14, 2023), after deducting estimated fees and offering expenses payable by us.

Assumed public offering price per share	$0.0277

Historical net tangible book value per share of Class A common stock as of September 30, 2023	$(0.07)

As adjusted net tangible book value per share of Class A common stock before this offering	$(0.01)

As further adjusted net tangible book value per share of Class A common stock after this offering	$0.02

Increase per share of Class A common stock attributable to payment by investors in this offering	$0.03

Dilution per share of Class A common stock to investors in this offering	$0.0077

The above table is based on 58,622,086 shares of our Class A common stock outstanding as of September 30, 2023 and excludes, as of that date, the following: (a) 38,831,637 shares of Class A common stock issuable upon the exercise of options outstanding prior to this offering at a weighted average exercise price equal to approximately $7.00 per share; (b) up to an aggregate of 2,857,143 shares of Class A common stock issuable upon the conversion of our outstanding convertible notes (assuming conversion at a conversion price equal to the floor price of $0.035); and (c) up to an aggregate of 39,705,764 shares of Class A common stock issuable upon the exercise of our outstanding warrants.

To the extent that our outstanding options, convertible notes or warrants are exercised or converted, as applicable, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Class A common stock could result in further dilution to our stockholders.

The information discussed above is illustrative only and will adjust based on the actual number of shares that are sold in this offering, if any, and the prices at which such sales are made.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, pursuant to which we may issue and sell from time to time shares of our Class A common stock through Wainwright as our sales agent. Sales of the shares of Class A common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of Class A common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer shares of our Class A common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of Class A common stock being made through Wainwright under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of Class A common stock will occur on the second trading day, and on and after May 28, 2024, on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our Class A common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of 3.0% of the gross sales price of the shares of our Class A common stock that Wainwright sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $65,000 in the aggregate, in addition to up to a maximum of $2,500 per due diligence update session conducted in connection with each such date the Company files its Quarterly Reports on Form 10-Q and $5,000 per due diligence session conducted in connection with each such date the Company files its Annual Report on Form 10-K, for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our Class A common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our Class A common stock.

In connection with the sales of shares of our Class A common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Class A common stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-17

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement will be included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

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LEGAL MATTERS

The validity of the issuance of the Class A common stock offered by this prospectus supplement will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Wainwright is being represented in connection with this offering by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of Nxu, Inc. incorporated by reference in this prospectus supplement have been audited by Prager Metis CPAs LLP, an independent registered public accounting firm, as stated in their report appearing therein (which report expresses an unqualified opinion and includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.nxu.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023 and April 28, 2023, respectively.

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 12, 2023, August 14, 2023 and November 13, 2023, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 6, 2023, January 30, 2023, February 15, 2023, February 22, 2023, April 17, 2023, April 20, 2023, April 28, 2023, May 10, 2023, May 12, 2023, May 12, 2023, June 8, 2023, June 22, 2023, August 14, 2023, September 1, 2023, September 18, 2023, October 11, 2023, October 18, 2023 and October 23, 2023; and

•	the description of our Class A common stock contained in the Registration Statement on Form 8A12B (File No. 001-41702) relating thereto, filed on May 12, 2023, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement and the accompanying prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

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You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Nxu, Inc.

Attn: Chief Legal Officer and Secretary

1828 N Higley Rd., Suite 116
Mesa, Arizona 85205
(760) 515-1133

This prospectus supplement is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information other than that provided in this prospectus supplement and the accompanying prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the document.

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PROSPECTUS

Nxu, Inc.

$75,000,000

Class A Common Stock
Preferred Stock
Debt Securities
Warrants

Rights

Units

From time to time, we may offer and sell, in one or more offerings, up to $75,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our Class A common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NXU.” On October 16, 2023, the last reported sales price of our Class A common stock, $0.0001 par value per share (“Class A common stock”), as reported on Nasdaq was $0.07 per share.

We recommend that you obtain current market quotations for our Class A common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of October 13, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $22.0 million, which was calculated based on 96,050,651 shares of outstanding common stock held by non-affiliates, at a price per share of $0.2294, which was the closing price of our Class A common stock on Nasdaq on August 22, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with an aggregate market value exceeding more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Class A common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Our Company has a dual class structure. Our Class A common stock, which is the stock we are offering by means of this prospectus, has one vote per share and our Class B common stock, $0.0001 par value per share (the “Class B common stock” and together with the Class A common stock, “common stock”), has no economic rights and has 10 votes per share. See “Risk Factors – The dual class structure of our common stock has the effect of concentrating voting power with members of our management team, which will limit your ability to influence the outcome of important transactions, including a change in control” and “Risk Factors – We cannot predict the impact our dual class structure may have on our stock price” for more information. For more information on our capital stock, see the section titled “Description of Securities.”

Our Class B common stock is owned solely by our Chief Executive Officer, Mark Hanchett, and our President, Annie Pratt, who own 25,903,676 and 9,721,696 shares of our Class B common stock, respectively. Mr. Hanchett and Ms. Pratt hold approximately 58% and 22% of the voting power of our outstanding capital stock, respectively, for an aggregate of approximately 79% of the voting power of our outstanding capital stock.

As a result of our Chief Executive Officer’s ownership of our Class B common stock, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. As a result, our stockholders do not have the same protections afforded to stockholders of companies that cannot rely on such exemptions.

You should carefully read this prospectus and any prospectus supplement or amendment before you invest. See the section entitled “Risk Factors” beginning on page 12, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. You also should read the information included throughout this prospectus for information on our business and our financial statements, including information related to our predecessor.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 30, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Nxu,” the “Company,” “we,” “our” or “us” refer to Nxu, Inc., a Delaware corporation, and, immediately prior to the Reorganization Merger (as defined herein), to its predecessor, Atlis Motor Vehicles Inc., a Delaware corporation, either individually or together with its consolidated subsidiaries, as the context requires.

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MARKET AND INDUSTRY DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. We are responsible for all of the disclosure in this prospectus, and although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

2

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. You should read the entire prospectus carefully, including the information under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements contained herein or otherwise incorporated by reference in this prospectus.

Overview

Nxu is a U.S.-based technology company manufacturing innovative battery cells and battery packs for use in advanced energy storage systems, megawatt charging stations, and mobility products. We believe that widespread adoption of EVs by the commercial and industrial markets requires high performing battery and pack solutions that can effectively compete with legacy diesel-based products. Nxu designs, engineers, and plans to build proprietary lithium-ion (“Li-ion”) battery cells and packs, 1 megawatt plus charging stations, energy storage solutions and a suite of software and services designed to allow an easy transition from diesel to electric for our target segment.

Our battery technology is expected to offer considerable advantages in battery capacity, charging rate, safety, and lifespan while keeping costs low. We are confident that these advantages will be highly beneficial to Original Equipment Manufacturers (“OEMs”) in the automotive and medium to heavy duty equipment segments as it would encourage customers to transition to electrification. We are designing our Li-ion batteries to fully charge in about 15 minutes or less, thereby allowing for a more competitive EV experience to match fossil fuel vehicles, something that current EVs using conventional batteries are unable to achieve. We believe Nxu technology may be used to power medium and super-duty pick-up trucks, last mile delivery vehicles, garbage trucks, cement trucks, vans, RVs, box trucks, light to heavy-duty equipment and more. In addition, our batteries could be used for commercial and residential energy storage devices.

In 2023, we introduced our megawatt charging station and demonstrated its ability to deliver up to 1.1 megawatts of electricity to fast charge compatible batteries. Currently, there are three types of chargers prevalent in the market:

Level 1 chargers use a standard 120-volt household outlet and can provide up to 5 miles of range per hour of charging. They are typically used for overnight charging at home and are the slowest charging option.

Level 2 chargers require a 240-volt electrical supply and can provide up to 25 miles of range per hour of charging. They are commonly found in public locations like parking garages, workplaces, and retail spaces.

Level 3 chargers, also known as Direct Current (DC) fast chargers, are the fastest charging option and can provide approximately 100 to 200+ miles of range in as little as 30 minutes.

Our megawatt chargers, being designed to provide 1,500kW of electricity, represent the next generation of charging solutions needed to expedite the mass adoption of electric vehicles for individual drivers, commercial fleets, medium-to-heavy duty equipment customers and businesses. To take advantage of the expected rapid growth in the number of EVs on the road in the United States, the Company plans to deploy and test its chargers for mass rollout in the near future.

We also believe that energy storage solutions are important for both consumer and commercial markets as grid stability and resiliency becomes critical to enabling the adoption of electric vehicles. Stationary energy storage systems are technologically adjacent opportunities which can leverage the modular design of our battery packs and advanced battery management systems to create solutions that address residential, commercial and utility-scale needs. Energy storage can also provide backup power during grid outages or emergencies, helping to ensure that critical services like hospitals and emergency responders remain operational.

Nxu is an early-stage company and has not yet scaled production of its products or delivered any products to customers. Of the products we intend to bring to market, our proprietary battery technology is the furthest along in development and closest to mass production. We intend to deliver battery cells and packs to customers in 2023. Simultaneously, we plan to deploy our megawatt charging stations and energy storage solutions as soon as the next twelve months and the next twenty-four months respectively. Finally, we plan to continue to develop our vehicle products in the future, both of which we believe will provide incremental value to our target market in the long run. Scaling to reach high-volume battery production will require significant effort and capital. Based on our plans, we estimate that the cost to build and completely tool multi-gigawatt hour facility will range from $200 million to $300 million per gigawatt hour of capacity. Our ability to raise the significant capital required continues to be a challenge. Additionally, as of the date of this prospectus, we have no actionable plan of operation to commence sales of our products. As such, Nxu will need to build out detailed go-to-market plans as we get closer to customer deliveries and sales.

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Our Target Market

Customers across the commercial and industrial segments are progressively contemplating EVs for a range of reasons such as improved performance, expansion of the EV charging infrastructure, significantly reduced environmental impact, and lower costs for maintenance and operation. However, the players in these market segments face unique barriers to the adoption of EVs due to their high-demand usage patterns and operational requirements. In addition, the use of conventional Li-ion batteries in heavy-duty vehicles and equipment poses several inherent challenges that limit their adoption. Some of these challenges include:

•	Limited energy density: Conventional batteries have a relatively low energy density, which means that heavy-duty vehicles and equipment require a large number of batteries to achieve sufficient range. This can add significant weight to the vehicle and reduce payload capacity.

•	Temperature sensitivity: Conventional Li-ion batteries are sensitive to temperature changes, particularly at extreme temperatures. This can impact the performance and lifespan of the battery, particularly in hot or cold environments.

•	Charging time: Charging time for Li-ion batteries can be significant, particularly for larger batteries. This can impact the operational efficiency of heavy-duty vehicles and equipment, which may require frequent charging throughout the day.

•	High upfront costs: Electric commercial vehicles can have a higher upfront cost than their conventional counterparts, which can be a significant barrier for companies that operate on tight profit margins.

•	Limited range and charging infrastructure: Commercial vehicles often need to travel longer distances than passenger cars and require more frequent stops for refueling. The limited range of electric commercial vehicles and the lack of charging infrastructure can make it difficult for fleets to operate efficiently.

•	Payload capacity: Electric commercial vehicles often have lower payload capacity than their conventional counterparts due to the weight of the battery, which can limit their utility for certain applications.

•	Vehicle downtime: Commercial vehicles and equipment are often in use for long hours and may have limited downtime for charging, which can be a challenge for EVs that require longer charging times than refueling with gasoline or diesel.

•	Uncertainty about total cost of ownership: Companies may be hesitant to invest in electric commercial vehicles due to uncertainty about the total cost of ownership, including maintenance, repair, and replacement costs.

We believe that effective adoption to electrification by the commercial and industrial markets requires a unified solution that addresses all concerns simultaneously. A piecemeal solution where multiple companies independently develop and build pieces of the electrification puzzle while leaving the customer to figure out the rest may not adequately address all needs and may even drive greater execution risk for the customer. An effective Li-ion battery technology along with megawatt level charging solution and energy storage solutions to support grid resiliency are critical and foundational components of a unified solution. Nxu plans to develop these foundational components.

Production Development Phases

In producing its various products and services, Nxu follows a phased development approach comprised of the stages noted below.

Stage 1: Concept Verification and Test. This is the concept verification and test phase of development. Product ideas are evaluated to assess viability and whether or not there is potential to further develop and invest.

Stage 2: Engineering Verification and Test. This is the engineering verification and test phase of development. Validation of the technology within a product is completed.

Stage 3: Design Verification and Test. This is the design verification phase of development. The product has reached a final design phase and engineering and production teams are validating feasibility of the final product.

Stage 4: Production Verification and Test. This is the production validation phase of development. The product design has been finalized, and the production process is developing and undergoing verification before being sold to customers.

Principal Products and Services

Nxu plans to address the needs highlighted above by developing a unified set of products and solutions to support a seamless transition to electrification by the commercial and industrial industry. Our products start with the Nxu Qcell battery cells that are intended to go into our high-performing Qube battery packs, which in turn, can be used by OEMs to power their electrified vehicles and equipment. Simultaneously, we plan to build megawatt charging stations that will enable 15-minute charge time for our batteries. Finally, we plan to build energy storage systems, called Qube+, that will use our battery packs to augment rising energy demand across residential, commercial and infrastructure customers. Eventually, we plan to introduce a modular and scalable electric powered platform and an electric pickup truck purposely built to leverage our battery technology to deliver high performing, all-electric vehicles for our target market.

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Our Products

•	Qcell Cell – Our proprietary battery technology is the foundation of the Nxu ecosystem. The Qcell is designed to leverage an in-house developed NMC-811 chemistry, combined with a unique, proprietary mechanical construction, to significantly improve thermal management and reduce electrical resistance. In addition, our battery cell structure eliminates excess volume and space, thereby providing high energy density. The Qcell, when implemented utilizing our proprietary Qube battery pack technology and our advanced charging station currently under development - will be capable of delivering consistent power from 0% to 100% battery pack usable capacity, while charging from 0% to 100% usable capacity in 15 minutes. This is the same amount of time it normally takes to fill an Internal Combustion Engine (ICE) vehicle with fuel. Battery cells are currently being produced in low volumes at our facility in Mesa, AZ and production is not dependent on any currently unknown advances in technology. We are in small-batch, pilot production of our battery cells and expect to make customer deliveries in late 2023. To ensure we are capable of scaling production output, Nxu will need to continue to make investments in capital expenses, additional facilities, and team growth for the coming years. Nxu has earmarked capital investment to ramp cell production throughout 2023. As a byproduct of increased production, Nxu will continue to make significant investments in equipment for the foreseeable future.

•	The Nxu Qube is a 30 Kilowatt hours (“kWh”) battery pack focused on serving customers within mobility, equipment, and energy storage and infrastructure applications. The Qube will utilize our proprietary battery cell, pack design, electronics, and software systems, all of which are currently in development. Legacy manufacturers of vehicle battery packs typically utilize Li-ion battery cells in either cylindrical or pouch form factor which are inherently inefficient due to high thermal and electrical resistance. Our Qube’s competitive advantage is our direct cell integration approach which minimizes thermal resistance while maximizing electrical conductivity. Our Qcell is intended to directly integrate into our Qube. In addition, Nxu is developing the battery pack system with a completely integrated power management, thermal management, and battery management system. The Qube is in Production Verification and Test phase of development and completion of the engineering design and production line is not subject to any currently unknown advances in technology. Our efforts are focused on target customers that are seeking to deploy packs in 2024. As of February 2023, Nxu announced it had secured two gigawatt-hours’ worth of battery capacity demand in the form of non-binding Letters of Intent (LOI), Memoranda of Understanding (MOU), and Purchase Orders (PO) from multiple customers in the automotive, heavy equipment, and solar industries. Nxu plans to continue securing MOUs and LOIs for additional battery packs and will work to expand production output in order to capitalize on that demand and deliver products as quickly as our facilities and production processes allow. Our ability to deliver these battery packs to customers at a growing rate is dependent on our ability to raise capital and leverage that capital into increased production, among other factors.

•	Megawatt charger – Our proprietary megawatt charger is intended to be capable of delivering up to 1.5 megawatts of continuous power, deployable in standalone charging station or as a drop-in direct-grid connection solution. The megawatt charger is intended to be a proprietary charging solution to provide charging capabilities to the XT, the XP, and non-Nxu branded electric vehicle that are compatible with Combined Charging System 2.0 (“CCS 2.0”). Recently, the Company successfully demonstrated our one megawatt plus charging capability, The megawatt charger is still in the research and development phase and is not yet in production. The charging system is expected to complete the Production Verification and Test phase of development as early as the end of 2023. Our ability to execute this plan is dependent on our ability to raise the necessary capital and therefore, if the company is unable to secure appropriate funding, these timelines are subject to change. Engineering design of the Megawatt charger is not yet complete. We expect to encounter unforeseen engineering challenges and may be reliant on unknown advances in technology.

Future Products for Commercial and Industrial Markets

•	Nxu Platform– The Platform is designed to be a modular vehicle system, or electric skateboard, providing all technology, software, and mobility technology required to develop a vehicle by third parties. Intended to be a universal, connected, complete vehicle hardware and mechanical architecture system, the Platform will utilize our proprietary Qcell battery, electronics hardware, mechanical, and software technologies to create a vehicle platform for sale to low-volume vehicle OEMs to develop new EV solutions for niche- and mass-market opportunities. The Platform has completed the Concept Verification and Test phase of development and Nxu has produced a functioning concept as demonstrated in 2021 on our social media channels. We expect that the production intent development of the Platform will follow our successful commercialization of the Qcell, Qube, Qube+ and megawatt charger. We intend to commercialize and scale our energy products first and expect the Platform to begin the Design Verification and Test phase of development as early as 2025. However, our ability to execute is dependent on our ability to raise the necessary capital and therefore, if the Company is unable to secure appropriate funding, these timelines are subject to change.

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•	Nxu pickup truck – The pickup truck is intended to be our flagship vehicle and a 100% electric full-sized work truck. The pickup truck is intended to be built on our platform. We intend to provide up to 500 miles of range, up to 35,000 pounds of towing capacity, and a simplified operational approach that that utilizes our software and cloud service solutions to provide seamless fleet connectivity. The pickup truck is still in the research and development phase. Given ongoing capital constraints and current market sentiment, the Company has decided to focus its resources on commercializing and scaling energy products at this time. We expect that the production intent development of the truck will follow the ramp of the Platform. The pickup truck has completed the Concept Verification and Test phase of development, we expect to begin the Engineering Verification and Test phase of development as soon as 2026. We expect to encounter unforeseen engineering challenges and may be reliant on unknown advances in technology. In addition, our ability to execute is dependent on our ability to raise the necessary capital and therefore, if the Company is unable to secure appropriate funding, these timelines are subject to change.

The execution of our vision is highly dependent on multiple factors that include our ability to raise the necessary capital required to bring all products and services to market and, more specifically, our ability to successfully deliver Qubes to customers. Our successful implementation of the Qcell and Qube would allow us to tackle a key challenge that we face in the industry: the lack of available, adequate, and accessible battery technology. Thus, we have focused our attention on developing our own battery technology in order to mitigate the external risk created from a lack of suitable and available battery technology in the market.

We intend to continue development of Q-cells upon raising additional capital specifically for the battery program as soon as 2024. To do so, Nxu will need to continue to make investments in capital expenses, additional facilities, and team growth. Nxu will continue to make significant investments in equipment for battery and charging product development programs for the foreseeable future. If we are unable to raise proceeds sufficient to do so, our planned development activities may be less than anticipated and we will need to raise such funds through other sources.

Additionally, our ability to scale high-volume mobility and energy storage solutions is highly dependent on our success with the Qcell and Qube. As there is a limited supply of these materials, Qcell and Qube production delays will likely delay high volume mobility and energy storage solutions. Any disruption from competitors or any disruption to internal material and cell availability could impact the Company’s ability to succeed in any program that relies on battery cells.

While we remain optimistic in our ability to bring Qcell and Qube to market, these two programs carry high technical challenges due to the fact that the intellectual property required for the programs to successfully scale must be developed, as it cannot be purchased nor is it readily available in the market. Nxu appreciates the importance of overcoming this challenge and the resources needed to do so, and Nxu intends to focus the majority of its efforts on bringing the Nxu charging technology to market first and refocus on Qcell and Qube products once the needed resources are secured, as soon as 2024.

We signed an Amended Collaboration Agreement on July 28, 2022 with an Australian company called Australian Manufactured Vehicles (“AUSEV”) to jointly develop a right-hand drive version of the pickup truck. Under the terms of the AUSEV agreement, we agreed to supply pickup trucks in limited volume of prototype and test vehicles in 2024, up to a total of 19,000 production intent pickup trucks beginning in 2026 through 2027, contingent upon production capacity, funding, and raw material availability. The AUSEV agreement requires the parties to enter into binding definitive supply agreements. Given our decision to focus our resources on commercializing and scaling energy products at this time, we do not expect to supply pickup trucks in 2024. AUSEV is supportive of our strategy and we are working closely together and endeavor to deliver pickup trucks to AUSEV as soon as practicable. The AUSEV agreement has an initial term of five (5) years from August 28, 2021. Upon expiration of the initial term, the AUSEV agreement will automatically renew for an additional two-year term unless either party notifies the other party in writing of its intent to terminate, at least 90 days prior to such expiration.

Our People

Beyond our products and solutions in development, we believe the largest competitive advantage Nxu has is our culture. Our company culture embodies the idea that a transition to electrification and a sustainable future should not require compromise. We are unwilling to bend in our belief that when a technology does not exist, we find creative and innovative ways of developing solutions to solve these challenges. Our team is built of a diverse group of individuals with a singular focus, to power the future of work through an ecosystem of technologies and solutions that provide incremental value to those who build, dig, grow, and maintain.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2022, as amended;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.07 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Controlled Company Exemption

Our Chief Executive Officer, Mark Hanchett, beneficially owns and controls a majority of the combined voting power of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of Nasdaq. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Mark Hanchett also serves as the Chairman of the Board of Nxu.

Corporate information

We were originally incorporated under the laws of the State of Delaware on November 9, 2016 under the name “Atlis Motor Vehicles Inc.” (the “Predecessor”). In connection with the Reorganization Merger, Nxu was incorporated under the laws of the State of Delaware on March 10, 2023. Our principal executive offices are located at 1828 North Higley Road, Mesa, AZ 85205. Our website address is www.nxu.com. The information provided on or accessible through our website (or any other website referred to in the registration statement, of which this prospectus forms a part, or the documents incorporated by reference herein) is not part of the registration statement, of which this prospectus forms a part, and is not incorporated by reference as part of the registration statement, of which this prospectus forms a part.

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Recent Developments

Initial Public Offering

On September 27, 2022, we completed our initial public offering (the “IPO”) under Regulation A of the Securities Act and became listed on the Nasdaq Stock Market.  In our IPO, we sold 1,015,802 shares of our Class A common stock at a weighted-average price of $14.28 per share.  We used the proceeds from the IPO to fund our production and marketing activities.

Following our IPO, trading in our Class A common stock has been volatile and subject to wide fluctuations from a high price of $243.99 on September 28, 2022 to a low price of $0.07 on October 16, 2023.  These swings in our trading prices are unrelated and disproportionate to our operating performance.  As a startup company, we expect this volatility in our stock price to continue for the foreseeable future.  As a result, we determine, and advise potential investors to determine, the value of our Class A common stock based on the information contained in our public disclosures and other industry information rather than by reference to its current trading price. See “Risk Factors – The market price of our Class A common stock has fluctuated, and may continue to fluctuate, significantly, and our stockholders may lose all or part of their investment.”

Convertible Notes

On November 3, 2022, we entered into a Securities Purchase Agreement with certain investors (the “Investors”), as amended on January 5, 2023 (as amended, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we issued an aggregate of $20.0 million of Senior Secured Original Issue 10% Discount Convertible Promissory Notes (the “convertible notes”) and 1,711,306 warrants to purchase shares of our Class A common stock. As of September 22, 2023, there was an aggregate of approximately $1.3 million of convertible notes outstanding, which are convertible into up to an aggregate of 8,686,667 shares of Class A common stock (assuming conversion at a conversion price equal to the floor price of $0.15), and 1,711,306 outstanding warrants to purchase 1,711,306 shares of Class A common stock.  The Company does not currently have any other indebtedness outstanding.

Nasdaq Notices

On April 11, 2023, we received a notice of non-compliance from Nasdaq stating that we are not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. On August 29, 2023, we received a notice from Nasdaq stating that the Company’s reported stockholders’ equity no longer meets the minimum stockholders’ equity of $2,500,000 required for continued listing of the Company’s Class A common stock on Nasdaq under Nasdaq Listing Rule 5550(b)(1). On October 10, 2023, we received formal notice from Nasdaq that, based upon the Company’s non-compliance with the minimum bid price requirement as of October 9, 2023, the Company’s Class A common stock will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on October 19, 2023, unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) no later than 4:00 p.m. Eastern Time on October 17, 2023. On October 16, 2023, the Company requested a hearing before the Panel, which request stayed the suspension of the Company’s Class A common stock. At the hearing, the Company will present a plan to the Panel that includes a discussion of the events that it believes will enable it to regain compliance.

We determined that the notices of non-compliance constituted events of default under our outstanding convertible notes. As a result of the events of default, unless waived by the Investors, the convertible notes began accruing default interest at a rate of 10% per annum and we are obligated to pay to the Investors 100% of the sum of (x) the outstanding principal of the notes and (y) accrued and unpaid interest thereon. The Investors have the option to instead convert the amount due and payable under the event of default, including at an alternative conversion price as described in the convertible notes. We have discussed the events of default with the Investors and, to date, one Investor has temporarily waived the event of default pending resolution of the non-compliance matter. The other Investor has exercised its option to convert the amount due and payable under the event of default at the alternative conversion price.

Holding Company Reorganization

On May 12, 2023, the Predecessor completed its previously announced reorganization merger pursuant to the Agreement and Plan of Merger, dated as of April 16, 2023 (the “Reorganization Agreement”), by and among the Predecessor, Nxu and Atlis Merger Sub, Inc., a Delaware corporation and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of Nxu (“Merger Sub”). The Reorganization Agreement provided for the merger of the Predecessor and Merger Sub, with the Predecessor surviving the merger as a wholly-owned subsidiary of Nxu (the “Reorganization Merger”).

Following the Reorganization Merger, on May 12, 2023, the Predecessor (which, as a result of the Reorganization Merger, became a wholly-owned subsidiary of Nxu) converted from a Delaware corporation into a Delaware limited liability company named “Atlis Motor Vehicles LLC” (such conversion, together with the Reorganization Merger, the “Reorganization”). Following the Reorganization, substantially all of the assets of Atlis Motor Vehicles LLC were distributed, assigned, transferred, conveyed and delivered to, and related liabilities of Atlis Motor Vehicles LLC were assumed by, Nxu. On May 25, 2023, Atlis Motor Vehicles LLC changed its name to Nxu Technologies, LLC.

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The below chart depicts our capital structure following the Reorganization:

GEM Agreements

On June 25, 2021, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with GEM Global Yield LLC SCS (“GEM Global”) and GEM Yield Bahamas Limited (“GYBL”), pursuant to which the Company will issue and sell to GEM Global, and GEM Global agrees to purchase from the Company, until September 27, 2025, up to the number of shares of Class A common stock having an aggregate value of $300,000,000 (the “Aggregate Limit”), pursuant to draw down notices (each, a “Draw Down Notice” and each transaction under a Draw Down Notice, a “Draw Down”), which the Company may deliver to GEM Global in its sole discretion. The Company will also pay GEM Global a commitment fee equal to two percent (2%) of the Aggregate Limit.

On the effective date of the Share Purchase Agreement, the Company also issued a warrant to GYBL (the “Common Stock Purchase Warrant”) to purchase a number of shares of Class A common stock equal to 4.2% of the total number of shares of Class A common stock outstanding immediately after the completion of the Company’s public listing on September 27, 2022, calculated on a fully diluted basis, which amount equals 340,374 shares. The Common Stock Purchase Warrant is exercisable at an exercise price per share of $82.12 and expires on September 27, 2025.

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In connection with the Share Purchase Agreement, on June 25, 2021, we entered into the Registration Rights Agreement, pursuant to which we agreed to register all the shares that may be issuable to GEM Global and GYBL. On September 19, 2023, the Company, GEM Global and GYBL entered into a letter agreement, pursuant to which the parties agreed to register an aggregate of 50,000,000 shares of Class A common stock, comprised of (i) 340,374 shares of Class A common stock issuable to GYBL upon full exercise of the Common Stock Purchase Warrant; (ii) 34,000,000 unrestricted shares of Class A common stock to be issued to GEM Global immediately upon the effectiveness of the registration statement filed pursuant to the Registration Rights Agreement (the “GEM S-1”); and (iii) 15,659,626 additional shares of Class A common stock issuable to GEM Global pursuant to the Share Purchase Agreement. The Company publicly filed the GEM S-1 on September 20, 2023 and it was declared effective by the SEC on September 29, 2023, at which time the Company issued 34,000,000 unrestricted shares of Class A common stock to GEM Global.

Follow-On Offering

On October 10, 2023, the Company filed a registration statement with the SEC, as amended, to offer on a best-efforts basis up to 42,666,667 shares of Class A common stock, or pre-funded warrants to purchase shares of Class A common stock (in lieu of shares of Class A common stock), through Maxim Group LLC, as the exclusive placement agent. The offering is expected to price and close in the fourth quarter of 2023.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this prospectus, regarding Nxu’, strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nxu disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. Nxu cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nxu, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

In addition, Nxu cautions you that the forward-looking statements regarding Nxu, which are contained in this prospectus, are subject to the following factors:

•	the length, scope and severity of the ongoing coronavirus pandemic (“COVID-19”), including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations and storage capacity;

•	U.S. and global economic conditions and political and economic developments;

•	economic and competitive conditions;

•	the availability of capital resources;

•	capital expenditures and other contractual obligations;

•	inflation rates;

•	the availability of goods and services;

•	legislative, regulatory or policy changes;

•	cyber-attacks; and

•	the securities or capital markets and related risks such as general credit, liquidity, market and interest-rate risks.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” herein and in Nxu’s periodic filings with the SEC. Nxu’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as subsequently filed Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for general corporate purposes.

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DESCRIPTION OF OUR CAPITAL STOCK

The following summary of the material terms of Nxu’s common stock is not intended to be a complete summary of the rights and preferences of such securities. Nxu’s common stock is governed by Nxu’s Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware (the “DGCL”). We urge you to read the Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of Nxu’s common stock.

General

Nxu’s Certificate of Incorporation authorizes the issuance of 5,010,000,000 shares, consisting of (x) 5,000,000,000 authorized shares of common stock, including (1) 4,000,000,000 authorized shares of Class A common stock, (2) 1,000,000,000 authorized shares of Class B common stock and (y) 10,000,000 authorized shares of preferred stock, par value $0.0001 per share.

As of October 13, 2023, there were 99,301,835 shares of Class A common stock outstanding, 35,625,372 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Certificate of Incorporation and our Bylaws.

Voting Rights

Each holder of Class A common stock, as such, shall have the right to one (1) vote per share of Class A common stock held of record by such holder and each holder of Class B common stock, as such, shall have the right to ten (10) votes per share of Class B common stock held of record by such holder. There are no cumulative voting rights.

Dividend Rights

The holders of shares of Class A common stock and the holders of shares of Class B common stock shall be entitled to receive, ratably in proportion to the number of shares of Class A common stock or Class B common stock, respectively, with respect to any dividends or distributions as may be declared and paid from time to time by Nxu; provided, however, that in the event a dividend is paid in the form of shares of Class A common stock or Class B Common Stock, then holders of Class A common stock shall be entitled to receive shares of Class A common stock, and holders of Class B common stock shall be entitled to receive shares of Class B common stock, with holders of shares of Class A common stock and Class B common stock receiving, on a per share basis, an identical number of shares of Class A common stock or Class B common stock, as applicable.

Liquidation Rights

Subject to the rights of any then outstanding preferred stock which ranks senior to common stock, in the event of a liquidation, dissolution or winding up of Nxu, the holders of Class A common stock will be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of Nxu legally available for distribution to stockholders.

The holders of shares of Class B common stock, as such, shall not be entitled to receive any assets of Nxu in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Nxu.

Other Rights

There are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to the common stock.

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

Delaware law, the Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of Nxu. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Nxu to first negotiate with the Board.

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Board of Directors; Removal of Directors

The Certificate of Incorporation and Bylaws provide that a director may be removed with or without cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all the stockholders would be entitled to cast in an election of directors. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. At each annual meeting, the entire board will stand for election for a one-year term. The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of Nxu.

Stockholder Action by Written Consent; Special Meetings

The Certificate of Incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of stockholders can only be called by the chairman of the board, chief executive officer or board of directors.

Advance Notice Requirements for Stockholder Proposals

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. This written notice must contain certain information specified in the Bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of outstanding voting securities.

Delaware Business Combination Statute

Nxu has opted out of Section 203 of the DGCL.

Amendment of Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of the Board or by the affirmative vote of the holders of at least two-thirds of the votes which all stockholders would be entitled to cast in any election of directors. The Certificate of Incorporation may be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware.

Exclusive Forum Provisions

Our Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our business, (ii) any action asserting a claim of breach of a duty owed by any director, officer, employee, agent or stockholder of ours to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine. In addition, our Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act. These forum selection provisions will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Nxu’s voting common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of Nxu’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Nxu is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Nxu was required to file reports) preceding the sale.

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Persons who have beneficially owned restricted shares of Nxu’s voting common stock for at least six months but who are Nxu’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of such securities then-outstanding; or

•	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Nxu’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Nxu’s Class A common stock is listed for trading on Nasdaq under the symbol “NXU.”

Transfer Agent

The transfer agent for our Class A common stock is American Stock Transfer & Trust Company, LLC. We have agreed to indemnify American Stock Transfer & Trust Company, LLC in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Certificate of Incorporation and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Any shares of preferred stock which may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law. Our board of directors can increase or decrease the number of shares of any series (but not below the number of shares of that series then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock.

Outstanding Series of Preferred Stock

Currently, there are no shares our preferred stock outstanding or designated.

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Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find Additional Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be our general obligations. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

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•	the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure to comply with any of our agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us, whether such indebtedness now exists or is created after the date we issue debt securities, if that default:

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•	is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

•	our failure to pay final judgments that are non-appealable aggregating in excess of $50 million, net of applicable insurance that has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us.

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

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•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

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DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

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•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants;

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

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Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;
•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;
•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or
•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF OUR RIGHTS

We may issue rights for the purchase of shares of our Class A common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which such right expires;

•	the designation and terms of any securities with which the warrants are issued;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

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DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

•	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

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In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The financial statements of Nxu, Inc. incorporated by reference in this prospectus have been audited by Prager Metis CPAs LLP, an independent registered public accounting firm, as stated in their report appearing therein (which report expresses an unqualified opinion and includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.nxu.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (and with recast audited financial statements for the year ended December 31, 2022 included in the Form 8-K filed on September 18, 2023) filed with the SEC on March 16, 2023 and April 28, 2023, respectively.

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on May 12, 2023 and August 14, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 6, 2023, January 30, 2023, February 15, 2023, April 17, 2023, April 20, 2023, April 28, 2023, May 10, 2023, May 12, 2023, May 12, 2023, June 8, 2023, June 21, 2023, August 10, 2023, September 1, 2023, September 18, 2023, October 10, 2023 and October 13, 2023 and

•	the description of our Class A common stock contained in the Registration Statement on Form 8A12B (File No. 001-41702) relating thereto, filed on May 12, 2023, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

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Nxu, Inc.

Attn: Chief Legal Officer and Secretary

1828 N Higley Rd., Suite 116
Mesa, Arizona 85205
(760) 515-1133

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

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Nxu, Inc.

Up to $14,726,892

Shares of

Class A Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

November 24, 2023